UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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ART TECHNOLOGY GROUP, INC.
(Name of Registrant as Specified in Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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* * * * *

ART TECHNOLOGY GROUP, INC.
ONE MAIN STREET
CAMBRIDGE, MASSACHUSETTS 02142

Dear Stockholder:

I am pleased to invite you to attend the 2009 Annual Meeting of Stockholders of Art Technology Group, Inc. on May 20, 2009. We will hold the meeting at 10:00 a.m., Eastern time, at the offices of Foley Hoag LLP, 155 Seaport Boulevard, Boston, Massachusetts. Annual meetings play an important role in maintaining communications and understanding among our management, board of directors and stockholders, and I hope that you will be able to join us.

On the pages following this letter you will find the Notice of Annual Meeting of Stockholders, which lists the matters to be considered at the meeting, and the proxy statement, which describes the matters listed in the Notice. We have also enclosed our 2008 Annual Report to Stockholders.

If you were a stockholder of record as of the close of business on March 31, 2009, the record date for voting at the meeting, we have enclosed your proxy card, which allows you to vote on the matters considered at the meeting. Simply mark, sign and date your proxy card, and then mail the completed proxy card to our transfer agent, Computershare Trust Company, N.A., in the enclosed postage-paid envelope. You may also submit your proxy electronically via the Internet or by telephone as described on the enclosed proxy card. You may attend the meeting and vote in person even if you have sent in a proxy card or submitted your proxy electronically.

If your shares are held in “street name,” that is, in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

Sincerely yours,

Robert D. Burke
Chief Executive Officer and President

THE ABILITY TO HAVE YOUR VOTE COUNTED AT THE MEETING IS AN
IMPORTANT STOCKHOLDER RIGHT, AND I HOPE YOU WILL CAST
YOUR VOTE IN PERSON OR BY PROXY REGARDLESS
OF THE NUMBER OF SHARES YOU HOLD.

ART TECHNOLOGY GROUP, INC.
One Main Street
Cambridge, Massachusetts 02142

Notice of 2009 Annual Meeting of Stockholders

Time and Date	10:00 a.m., Eastern time, on May 20, 2009

Place	Foley Hoag LLP 155 Seaport Boulevard Boston, Massachusetts

Items of Business	At the meeting, we will ask you and our other stockholders to:

(1) Elect John R. Held and Phyllis S. Swersky as Class I directors of the Company to serve until the 2012 Annual Meeting or until their successors are elected and qualified.

(2) Amend our 1999 Employee Stock Purchase Plan to increase the number of shares issuable under the plan by 1,500,000 shares.

(3) Ratify the appointment by our Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

(4) Transact any other business properly presented at the meeting.

Record Date	You may vote if you were a stockholder of record at the close of business on March 31, 2009.

Proxy Voting	It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting, please mark, sign, date and promptly mail your proxy card to our transfer agent, Computershare Trust Company, N.A., in the enclosed postage-paid envelope. Alternatively, you may submit your proxy via the Internet or by telephone by following the directions on the enclosed proxy card. You may revoke your proxy at any time before its exercise at the meeting. You may revoke electronic votes by using the same method as your original vote and making any changes you deem necessary.

By Order of the Board of Directors,

Julie M.B. Bradley
Secretary

Cambridge, Massachusetts
April 21, 2009

PROXY STATEMENT
for the
ART TECHNOLOGY GROUP, INC.
2009 ANNUAL MEETING OF STOCKHOLDERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 20, 2009

Pursuant to Rule 14a-6, our Annual Report on Form 10-K for the year ended December 31, 2008 is being made available to stockholders along with these proxy materials on or about April 23, 2009 at the following URL: http://www.atg.com/proxy.

INFORMATION ABOUT THE MEETING

This Proxy Statement

We have sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at our 2009 Annual Meeting of Stockholders or any adjournment or postponement of the meeting. The meeting will be held at 10:00 a.m., Eastern time, on Wednesday, May 20, 2009, at the offices of Foley Hoag LLP, 155 Seaport Boulevard, Boston, Massachusetts.

•	THIS PROXY STATEMENT summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote.

•	THE PROXY CARD is the means by which you actually authorize another person to vote your shares in accordance with the instructions.

Our directors, officers and employees may solicit proxies in person or by telephone, mail, electronic mail, the Internet, facsimile or telegram. We will pay the expenses of soliciting proxies, although we will not pay additional compensation to these individuals for soliciting proxies. We will request that banks, brokers and other nominees holding shares for a beneficial owner forward copies of the proxy materials to those beneficial owners and to request instructions for voting those shares. We will reimburse these banks, brokers and other nominees for their related reasonable expenses. We have not retained the services of any proxy solicitation firm to assist us in soliciting proxies.

We are mailing this proxy statement and the enclosed proxy card to stockholders for the first time on or about April 23, 2009. In this mailing, we are also sending you a copy of our 2008 Annual Report to Stockholders, which includes our annual report on Form 10-K for the year ended December 31, 2008.

Who May Vote

Holders of record of our common stock at the close of business on March 31, 2009 are entitled to one vote per share on each matter properly brought before the meeting. The proxy card states the number of shares you are entitled to vote.

A list of stockholders entitled to vote will be available at the meeting. In addition, you may contact our Secretary at Art Technology Group, Inc., One Main Street, Cambridge, Massachusetts, 02142, to make arrangements to review a copy of the stockholder list at our offices before the meeting, between the hours of 8:30 a.m. and 5:30 p.m., Eastern time, on any business day from May 9, 2009 up to the time of the meeting.

How to Vote

You may vote your shares at the meeting in person or by proxy:

•	Stockholder of record: Shares registered in your name. If you are a stockholder of record, that is, your shares are registered in your own name, not in “street name” by a bank or brokerage firm, then you can vote in any one of the following four ways:

1.	You may vote by mail. To vote by mail, you mark, sign and date the enclosed proxy card and then mail the proxy card to our transfer agent, Computershare Trust Company, N.A. in the enclosed postage-prepaid envelope. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the proxy card but do not give any instructions on one or more of the matters described in this proxy statement, then the persons named in the proxy card will vote your shares in accordance with the recommendations of our board of directors. Our board of directors recommends that you vote FOR each of the nominees listed in Proposal One and that you vote FOR Proposals Two and Three.

2.	You may vote over the Internet. If you have Internet access, then you may authorize the voting of your shares by following the “Vote-by-Internet” instructions set forth on the enclosed proxy card.

3.	You may vote by telephone. You may authorize the voting of your shares by following the “Vote-by-Telephone” instructions set forth on the enclosed proxy card.

4.	You may vote in person. If you attend the meeting, then you may vote by delivering your completed proxy card in person or by completing a ballot at the meeting. Ballots will be available at the meeting.

•	Beneficial owner: Shares held in “street name.” If the shares you own are held in “street name” by a bank or brokerage firm, then your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides to you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your voting instruction form. Under the rules that govern banks and brokerage firms, if you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. An uncontested election of directors is considered to be a discretionary item on which banks and brokerage firms may vote. In the case of non-discretionary items, the shares will be treated as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

If you wish to come to the meeting to personally vote your shares held in “street name,” then you will need to obtain a proxy card from the holder of record of your shares (i.e., your bank or brokerage firm).

Even if you complete and return a proxy card or submit your proxy electronically, you may revoke it at any time before it is exercised by taking one of the following actions:

•	send written notice to our Secretary at our address, which you can find at the top of the first page of this proxy statement;

•	send us another signed proxy with a later date;

•	log on to the Internet the same way you did originally and change your votes;

•	call the telephone number listed on the proxy card; or

•	attend the meeting, notify our Secretary that you are present, and then vote by ballot.

Quorum Required to Transact Business

At the close of business on March 31, 2009, 126,562,038 shares of our common stock were outstanding. Our by-laws require that a majority of the shares of our common stock outstanding on that date be represented, in person or by proxy, at the meeting in order to constitute the quorum we need to transact business. We will count abstentions and broker non-votes in determining whether a quorum exists. Broker-non votes are described on the previous page.

DISCUSSION OF PROPOSALS

Proposal One: Election of Class I Directors

The first proposal on the agenda for the meeting is the election of two Class I directors for a three-year term beginning at the meeting and ending at our 2012 Annual Meeting of Stockholders or until their successors are elected and qualified. Upon the recommendation of the Nominating and Governance Committee, the board has nominated John R. Held and Phyllis S. Swersky, the current Class I directors, for re-election. Brief biographies of Mr. Held and Ms. Swersky follow.

John R. Held	Mr. Held has been a director since July 2002. Mr. Held formerly served as both the President and Chief Executive Officer of Chipcom, Inc. and served in a variety of management positions during his 14-year tenure at Genrad, Inc. Mr. Held is also a director of BNS Holding, Inc. Mr. Held is 70 years old.

Phyllis S. Swersky	Ms. Swersky has been a director since May 2000. Since 1995 she has been President of The Meltech Group which provides a broad range of business advisory services to CEOs and Executive

Management Teams of rapidly growing businesses. Ms. Swersky has served in various executive management positions in the computer software and services industries including Chief Financial Officer, Chief Operating Officer, and Chief Executive Officer. Ms. Swersky also serves as a director of venture backed and non-profit companies. Ms. Swersky is 57 years old.

We expect that Mr. Held and Ms. Swersky will be able to serve if elected. If either of them is not able to serve, proxies may be voted for a substitute nominee. You can find more information about Mr. Held and Ms. Swersky and our other directors, including brief biographies and information about their compensation and stock ownership, in the sections of this proxy statement entitled “INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS,” “COMPENSATION OF OUR EXECUTIVE OFFICERS AND DIRECTORS” and “INFORMATION ABOUT STOCK OWNERSHIP.”

The nominees receiving the greatest number of votes cast will be elected as directors. We will not count abstentions when we tabulate votes cast for the director election. Brokers have discretionary voting power with respect to director elections.

Our board of directors recommends that you vote FOR the election of Mr. Held and Ms. Swersky.

Proposal Two: Amendment to Our 1999 Employee Stock Purchase Plan

Description of Amendment to our 1999 Employee Stock Purchase Plan

On April 21, 2009, our board of directors approved an amendment to our 1999 Employee Stock Purchase Plan (the “Purchase Plan”) to increase the number of shares of our common stock available for issuance under the Purchase Plan from 6,500,000 to 8,000,000, subject to approval at the 2009 Annual Meeting.

Our board of directors believes that our growth and profitability depend, in large part, upon our ability to maintain a competitive position in attracting and retaining key personnel. The board continues to believe that it is important for employees to invest in our company in order for them to have a financial stake in our success, and that employees in the technology sector continue to expect and require the ability to participate in an employee stock purchase as part of their total compensation packages.

We are submitting Proposal Two for shareholder approval:

•	to ensure that we will have a sufficient number of shares available under the Purchase Plan to enable us to attract and retain employees in a fashion that the board of directors believes is beneficial to our company and its shareholders;

•	to allow shares issued under the Purchase Plan to qualify for favorable federal income tax treatment under Section 423 of the Internal Revenue Code;

•	to allow certain awards under the Purchase Plan to be treated for federal income tax purposes as “qualified performance-based compensation,” which is excludable from the computation of the deduction limit set forth in Section 162(m) of the Internal Revenue Code; and

•	to comply with the rules of the Nasdaq Stock Market.

As of April 4, 2009, 324,120 shares of our common stock were available for future issuance under the Purchase Plan, without regard to the proposed amendment.

The table below shows the details of employee participation in the Purchase Plan during each offering period since its inception.

Purchases of Shares under 1999 Employee Stock Purchase Plan

	Purchase	Shares	Number of
Purchase Date	Price	Purchased	Participants

January 20, 2000	$5.10	150,850	180
August 10, 2000	53.23	23,172	257
February 12, 2001	32.03	43,441	415
August 10, 2001	1.62	88,267	273
February 8, 2002	1.49	694,131	271
September 30, 2002	0.81	456,157	198
December 31, 2002	0.79	466,580	209
March 31, 2003	0.69	423,205	151
June 30, 2003	0.69	370,777	136
September 30, 2003	1.33	237,948	150
December 30, 2003	1.30	176,737	121
March 31, 2004	1.24	220,372	127
June 30, 2004	1.02	236,602	116
September 30, 2004	0.77	281,554	97
December 31, 2004	0.76	274,265	86
March 31, 2005	0.89	206,249	89
June 30, 2005	0.89	234,681	97
September 30, 2005	0.87	145,250	90
December 30, 2005	0.86	157,601	87
March 31, 2006	1.59	94,655	105
June 30, 2006	2.53	63,332	115
September 30, 2006	2.18	71,827	99
December 31, 2006	1.98	97,829	101
March 31, 2007	1.96	109,689	108

	Purchase	Shares	Number of
Purchase Date	Price	Purchased	Participants

June 30, 2007	$1.96	113,129	111
September 30, 2007	2.31	92,059	118
December 31, 2007	2.64	95,843	126
March 31, 2008	3.30	76,144	128
June 30, 2008	2.72	97,461	127
September 30, 2008	2.69	88,289	127
December 31, 2008	1.64	136,144	125
March 31, 2009	1.60	151,640	130

Total		6,175,880

Any increase in the number of shares reserved under the Purchase Plan must be approved by our shareholders in order for our employees to benefit from the tax advantages that the Purchase Plan is, in part, intended to make available to them. Therefore, in order for us to continue to use the Purchase Plan effectively as part of the compensation package we offer to our employees, we need to obtain shareholder approval for the amendment to the Purchase Plan.

In order to pass, this proposal must receive a majority of the votes cast with respect to this matter. Abstentions and broker non-votes will not be included in the number of votes cast in the proposal.

The board of directors believes that stockholder approval of the amendment to the 1999 Employee Stock Purchase Plan is in the best interests of our company and our stockholders, and therefore recommends that you vote FOR this proposal.

Summary of the 1999 Employee Stock Purchase Plan

The following summary is qualified in all respects by reference to the full text of the Purchase Plan. The full text of the Purchase Plan, including the proposed amendment, is attached as Annex A.

Our board of directors administers the Purchase Plan and has the authority to adopt, amend and repeal the related administrative rules, guidelines and practices. Our board of directors also has the authority to interpret the provisions of the Purchase Plan. Our board of directors may amend the Purchase Plan at any time, unless Section 423 of the Internal Revenue Code requires that the stockholders approve an amendment, in which case the amendment will not be effective until the stockholders approve it. Section 423 requires approval of the proposal described herein, to increase the number of shares issuable under the Purchase Plan.

The Purchase Plan was adopted by our board of directors on May 10, 1999, and our stockholders subsequently approved this adoption on June 18, 1999. Our board of directors voted to amend the Purchase Plan on:

•	March 20, 2002 and June 13, 2002, to (i) reduce each Purchase Plan offering period from six months to three months, and (ii) to increase the number of shares that may be issued under the Purchase Plan from 1,000,000 to 3,000,000. Our stockholders subsequently approved this increase in shares on May 22, 2002;

•	March 24, 2003, to increase the number of shares that may be issued under the Purchase Plan from 3,000,000 to 5,000,000. Our stockholders subsequently approved this increase in shares on May 21, 2003;

•	April 4, 2005, to reduce the maximum payroll deduction that an employee may elect under the Purchase Plan from 10% to 5%;

•	April 4, 2006, to (i) increase the maximum payroll deduction that an employee may elect under the Purchase Plan from 5% to 10%, (ii) to require participants to hold the shares issued under the Purchase Plan for at least 90 days before they can be sold, and (iii) to increase the number of shares that may be issued under the Purchase Plan from 5,000,000 to 6,500,000. Our stockholders subsequently approved this increase in shares on May 26, 2006; and on

•	April 21, 2009, to increase the number of shares that may be issued under the Purchase Plan from 6,500,000 to 8,000,000.

Only our employees are eligible to purchase shares of our common stock under the Purchase Plan. Employees receive the right to purchase a specified number of shares of common stock at 85% of the closing market price of our common stock on either (i) the first business day of the offering period or (ii) the last business day of the offering period, whichever price is lower. While the duration of offering periods under the Purchase Plan has varied, our current practice is to provide three-month offering periods that coincide with our fiscal quarters.

An employee may authorize us to make a payroll deduction of between 1% and 10% of the employee’s compensation during any offering period. At the end of the offering period, the deducted money is used to buy shares of our common stock. During an offering period, an employee may purchase no more than the number of shares calculated by dividing the closing price of our common stock on the first day of the offering period into $6,250. This number is derived from a limitation imposed by the Internal Revenue Code, which provides that no employee may be granted an option which permits the employee’s rights to purchase stock under an employee stock purchase plan to accrue at a rate that exceeds $25,000 of the fair market value of the common stock for each calendar year in which the option is outstanding at any time. In accordance with Statement of Financial Accounting Standards No. 123R, Share-Based Payment, we record stock-based compensation expense, amortized over each three month offering period under the Purchase Plan, for shares issued out of the Purchase Plan based on the fair value of the purchase options granted under the Purchase Plan as of the beginning of such offering period.

Finally, as an issuer listed on the Nasdaq Global Market, we are required by the rules of the Nasdaq Stock Market to seek shareholder approval of any material amendment to any stock option or purchase plan or other equity compensation arrangement under which our executive officers, non-employee directors, or other employees may acquire shares of our common stock.

Because an employee’s decision to participate in any particular offering period under the Purchase Plan will occur in the future and rests in his or her discretion, we are unable to determine the dollar value or the number of shares that will be received by or allocated to any person, including any executive officer, or employee, as a result of the approval of the amendment to the Purchase Plan. Our non-employee directors are not eligible to purchase shares under the Purchase Plan. Employees who own stock and hold options to purchase stock representing 5% or more of the total combined voting power or value of all classes of our stock also are ineligible to participate in the Purchase Plan.

U.S. Federal Income Tax Consequences

The following discussion is intended only as a brief overview of the current federal income tax laws applicable to the Purchase Plan. Employees should consult their tax advisors concerning their own federal income tax situations, and concerning state tax aspects of the acquisition of shares of our common stock pursuant to the Purchase Plan. No state tax matters are addressed in the following discussion.

Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Internal Revenue Code. If an employee acquires shares of our common stock pursuant to the Purchase Plan and does not dispose of them within two years after the commencement of the offering pursuant to which the shares were acquired, nor within one year after the date on which the shares were acquired, any gain realized upon subsequent disposition will be taxable as a long-term capital gain; except that, the portion of such gain equal to the lesser of (i) the excess of the fair market value of the shares on the date of disposition over the amount paid upon purchase of the shares, or (ii) the excess of the fair market value of the shares on the offering commencement date over by the amount paid upon purchase of the shares, is taxable as ordinary income. However, we do not have a corresponding deduction. If the employee disposes of the shares at a price less than the price at which he or she acquired the shares, the employee realizes no ordinary income and has a long-term capital loss measured by the difference between the purchase price and the selling price.

If an employee disposes of shares acquired pursuant to the Purchase Plan within two years after the commencement of the offering pursuant to which the shares were acquired, or within one year after the date on which the shares were acquired, the difference between the purchase price and the fair market value of the shares at the time of purchase will be taxable to him or her as ordinary income in the year of disposition. In this event, we may deduct from our gross income an amount equal to the amount treated as ordinary income to each such employee. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code. Any excess of the selling price over the fair market value at the time the employee purchased the shares will be taxable as long-term or short-term capital gain, depending upon the period for which the shares were held. If any shares are disposed of within either the two-year or one-year period at a price less than the fair market value at the time of purchase, the same amount of ordinary income (i.e., the difference between the purchase price and the fair market value of the shares at the time of purchase) is realized, and a capital loss is recognized equal to the difference between the fair market value of the shares at the time of purchase and the selling price.

If a participating employee should die while owning shares acquired under the Purchase Plan, ordinary income may be reportable on his or her final income tax return.

Proposal Three: Ratification of Appointment of Independent Registered Public Accounting Firm

Under rules of the Securities and Exchange Commission, or SEC, and the Nasdaq Stock Market, appointment of our independent registered public accountants is the direct responsibility of our Audit Committee. Although ratification of this appointment by our stockholders is not required by law, our board of directors believes that seeking stockholder ratification is a good practice, which provides stockholders an avenue to express their views on this important matter.

Our Audit Committee has reappointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2009. Our board of directors recommends that stockholders vote to ratify the appointment. If this proposal is not approved by our stockholders, our Audit Committee will reconsider its selection of Ernst & Young, although it may elect to continue to retain Ernst & Young. In any case, our Audit Committee may, in its discretion, appoint new independent registered public accountants at any time during the year if it believes that such change would be in the best interests of our company and our stockholders.

Representatives of Ernst & Young are expected to be present at the 2009 Annual Meeting of Stockholders to make any desired statements or to respond to appropriate questions.

The affirmative vote of the holders of a majority of the common stock voting on the matter, in person or by proxy, is necessary to ratify the selection by the Audit Committee of our board of directors of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2009. Abstentions and broker non-votes will not be included in calculating the number of votes cast on the proposal.

Our board of directors recommends that you vote FOR the proposal to ratify the appointment by our Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2009.

Other Matters

Our board is not aware of any other matters that are expected to come before the meeting other than those referred to in this proxy statement. If any other matter should properly come before the meeting, the persons named in the accompanying proxy card intend to vote the proxies in accordance with their best judgment.

Submission for Future Stockholder Proposals

Proposals for Inclusion in the Proxy Statement for the 2010 Annual Meeting of Stockholders

If a stockholder intends to submit a proposal for inclusion in the proxy statement for the 2010 Annual Meeting of Stockholders (the “2010 Annual Meeting”), the stockholder must follow the procedures outlined in Rule 14a-8 of the Securities and Exchange Act of 1934. To be eligible for inclusion in the proxy statement for the 2010 Annual Meeting, the stockholder must submit a proposal in writing to our Secretary at One Main Street, Cambridge, Massachusetts 02142, no later than December 20, 2009.

Proposals for Consideration at the 2010 Annual Meeting

If a stockholder wishes to present a proposal before the 2010 Annual Meeting, but does not wish to have the proposal considered for inclusion in the proxy statement, the stockholder must submit a proposal in writing to our Secretary at the address specified above, not less than sixty days nor more than ninety days before the meeting, pursuant to our by-laws.

We have yet to set a date for our 2010 Annual Meeting, however, assuming that the 2010 Annual Meeting were to be held on May 20, 2010, the deadline for receipt of a stockholder proposal would be March 20, 2010. If a stockholder submits a proposal in compliance with our by-laws, but after the deadline for inclusion in the proxy statement, we may include or exclude the proposal from our proxy statement for the 2010 Annual Meeting, at our discretion.

INFORMATION ABOUT
OUR DIRECTORS AND EXECUTIVE OFFICERS

Background Information about Directors Continuing in Office

Under our by-laws, our board of directors has the authority to fix the number of directors, and our board is divided into three classes serving for staggered three-year terms. We currently have eight directors: two Class I directors whose terms will expire at our upcoming 2009 Annual Meeting of Stockholders, three Class II directors whose terms will expire at our 2010 Annual Meeting of Stockholders, and three Class III directors whose terms will expire at our 2011 Annual Meeting of Stockholders. Brief biographies of our Class II and Class III directors who will be continuing in office follow.

Class II Directors

David B. Elsbree	Mr. Elsbree has been a director since June 2004. From June 1981 to May 2004, Mr. Elsbree was a partner at Deloitte & Touche. He has been a member of the Board of the New England Chapter of the National Association of Corporate Directors and is a member of the Board of Directors of Acme Packet, Inc. Mr. Elsbree is 61 years old.

Ilene H. Lang	Ms. Lang has served as a director since October 2001. Since September 2003, Ms. Lang has been President of Catalyst, Inc., a non-profit organization that works to advance women in business. From May 2000 to August 2003, Ms. Lang was a business and financial consultant to various boards of directors, boards of trustees, and Chief Executive Officers. From May 1999 to May 2000, Ms. Lang served as President and Chief Executive Officer of Individual.com, Inc., an Internet media service provider. Ms. Lang is 65 years old.

Daniel C. Regis	Mr. Regis has served as our chairman since July 2005 and as a director since November 2004. Mr. Regis served on the Board of Directors of Primus Knowledge Solutions, Inc. from April 2003 until our acquisition of Primus in November 2004. Mr. Regis is a Managing Director of Digital Partners, a mid-sized venture capital fund specializing in Northwest emerging technology companies, which he co-founded in 2000. Mr. Regis is a member of the Board of Directors of Cray, Inc. and Columbia Banking Systems, Inc. Mr. Regis is 69 years old.

Class III Directors

Michael A. Brochu	Mr. Brochu has served as a director since November 2004, when he was added to our board in connection with our acquisition of Primus Knowledge Solutions, Inc. From November 1997 until our acquisition of Primus in November 2004, Mr. Brochu served as the President, Chief Executive Officer, and Chairman of the Board of Primus. Beginning in December 2003, Mr. Brochu served as a director of Loudeye Corp., and beginning in February 2005, Mr. Brochu served as President and Chief Executive Officer of Loudeye Corp. In October 2006, Loudeye Corp. was acquired by Nokia Corp. and Mr. Brochu left Nokia Corp. in December 2006. Since June 2007, Mr. Brochu has been President, Chief Executive Officer, and a director of Global Market Insite. Mr. Brochu is 55 years old.

Robert D. Burke	Mr. Burke has served as our Chief Executive Officer and President and as a director since December 2002. From November 2000 through November 2002, Mr. Burke served as Chief Executive Officer of Quidnunc Group Ltd., a customer solutions and services company. From June 1999 through October 2000, Mr. Burke served as President, Worldwide Services Division of ePresence, Inc., formerly Banyan Systems, Inc., an online security and identity management company. Mr. Burke is 54 years old.

Mary E. Makela	Ms. Makela has served as a director since July 2002. Since 1994, Ms. Makela has provided management consulting services to Chief Executive Officers, and various for profit and non-profit boards of directors. Ms. Makela formerly served as President of Cognos Corporation and President and Chief Executive Officer of IMC Systems. Ms. Makela is 66 years old.

Information about Executive Officers

Our executive officers are elected by our board of directors. Brief biographies of our current executive officers follow.

Robert D. Burke	Mr. Burke serves as Chief Executive Officer and President. You will find background information about Mr. Burke above under “Background Information about Directors Continuing in Office, Class III Directors.”

Julie M.B. Bradley	Ms. Bradley has been Senior Vice President, Chief Financial Officer, Treasurer, and Secretary since July 2005. From April 2000 to June 2005, Ms. Bradley was employed by Akamai Technologies, Inc., a service provider for accelerating content and business processes online, most recently as its Vice President of Finance. From January 1993 to April 2000, Ms. Bradley was an accountant at Deloitte & Touche LLP. Ms. Bradley is 40 years old.

Barry E. Clark	Mr. Clark has been Senior Vice President of Worldwide Sales since February 2004. From February 2002 to February 2004, Mr. Clark was President of SchoolKidz, Inc., a packaged school supply retailer. From October 1998 to December 2001, Mr. Clark was Division President of Domino Amjet, a company that offers coding and printing solutions using ink jet and laser technologies. Mr. Clark is 52 years old.

Louis R. Frio Jr.	Mr. Frio has been Senior Vice President of Services since July 2006. From June 2004 to June 2006, Mr. Frio was Managing Partner at Unisys Corporation where he oversaw the integration of the security and identity access management division of ePresence, Inc., formerly Banyan Systems, Inc., following its acquisition by Unisys in 2004. From 1994 to 2004, Mr. Frio served in a variety of positions at ePresence, including Vice President, Consulting — North America; Vice President, Managed Services; and Director, Worldwide Support Services. Mr. Frio is 47 years old.

Nancy P. McIntyre	Ms. McIntyre has been Senior Vice President and Chief Marketing Officer since February 2009. From January 2006 through December 2008, Ms. McIntyre was Senior Vice President of Marketing at Authoria, Inc., a talent management software company. From August 2004 to December 2005, Ms. McIntyre served as an independent marketing and strategy consultant. From January 2003 through August 2004, Ms. McIntyre was the Vice President of Marketing at Kubi Software, a collaboration and email application software company. From March 1999 through December 2002, Ms. McIntyre was Executive Vice President of Worldwide Marketing and Strategic Alliances at Centive, Inc., a company that created on-demand sales compensation management solutions. Ms. McIntyre is 53 years old.

Patricia O’Neill	Ms. O’Neill has been Senior Vice President Human Resources since January 2004. From May 2000 to January 2004, Ms. O’Neill served as our Vice President Human Resources. From April 1995 to February 2000, Ms. O’Neill was the Vice President Human Resources of The Shareholder’s Services Group, a division of First Data Corporation. Ms. O’Neill is 60 years old.

Andrew M. Reynolds	Mr. Reynolds has been Senior Vice President of Corporate Development since July 2007. From September 2002 to June 2007, Mr. Reynolds was Vice President of Corporate Development at Hyperion Solutions, a provider of business performance management solutions. From December 1999 to February 2002, Mr. Reynolds was Director of Corporate Strategy at CMGI, Inc., a technology holding company and venture capital firm. Mr. Reynolds is 41 years old.

Kenneth Z. Volpe	Mr. Volpe has been Senior Vice President, Products and Technology since September 2004. From November 2003 to September 2004, Mr. Volpe served as our Vice President and General Manager, Platform Products. From June 1999 to November 2003, Mr. Volpe served as our Vice President, Product Management, and from September 1998 to June 1999, Mr. Volpe served as our Director, Product Management. Mr. Volpe is 43 years old.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that Art Technology Group, Inc. is managed for the long-term benefit of our stockholders. During the past few years, under the leadership of our Nominating and Governance Committee, we have continued to review our corporate governance policies and practices, comparing them to those suggested by various authorities in corporate governance and the practices of other public companies. We have also continued to review the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the SEC and the new listing standards of the Nasdaq Stock Market.

Board and Committee Meetings

The board of directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The board’s primary responsibility is to oversee our management and, in so doing, serve the best interests of the company and our stockholders. The board selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Management keeps the directors informed of our activities through regular written reports and presentations at board and committee meetings.

Our board met in person or via teleconference nine times in 2008. During 2008, each director attended at least 88% of the total number of meetings held by the board and the committees of the board on which he or she served at the time of such meeting. The board has established three standing committees — Audit, Compensation, and Nominating and Governance — each of which operates under a charter that has been approved by the board. Current copies of each committee’s charter are posted on the “Investors — Corporate Governance — Committee Charters” section of our website, www.atg.com. This includes our Audit Committee Charter, which was amended on April 21, 2009.

A majority of our directors are independent directors under the rules of the Nasdaq Stock Market. The board has determined that all of the members of the board’s Audit Committee, Compensation Committee and Nominating and Governance Committee meet the independence requirements of the Nasdaq Stock Market for membership on the committees on which he or she serves.

Audit Committee

The Audit Committee’s responsibilities include:

•	appointing, evaluating, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, which includes the receipt and consideration of certain reports from our independent registered public accounting firm;

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal controls over financial reporting and disclosure controls and procedures;

•	establishing procedures for the receipt and retention of accounting related complaints and concerns;

•	risk management;

•	meeting independently with our independent registered public accounting firm and management; and

•	preparing the Audit Committee report required by SEC rules (which is included in this proxy statement under the heading “Audit Committee Report”).

The Audit Committee met in person or via teleconference nine times during 2008. The current Audit Committee members are Mr. Elsbree, Ms. Makela and Mr. Regis, with Mr. Elsbree serving as the Chair of the committee. The board of directors has determined that Messrs. Elsbree and Regis are each an “audit committee financial expert” as defined by SEC rules.

Compensation Committee

The Compensation Committee’s responsibilities include:

•	annually reviewing and approving general compensation strategy and policy as well as corporate goals and objectives relevant to Chief Executive Officer compensation;

•	making recommendations to the board with respect to the Chief Executive Officer’s compensation;

•	reviewing and approving the compensation of our other executive officers;

•	overseeing and administering our stock option, stock incentive, employee stock purchase and other equity-based plans, as well as periodically reviewing all cash and equity incentive plans;

•	creating succession and development plans for executives;

•	reviewing and making recommendations to the board with respect to director compensation; and

•	preparing the Compensation Committee report required by SEC rules (which is included in this proxy statement under the heading “Compensation Committee Report”).

The Compensation Committee met ten times during 2008. The current members of the Compensation Committee are Mr. Brochu, Mr. Held, Ms. Makela and Ms. Swersky, with Ms. Makela serving as the Chair of the committee.

Nominating and Governance Committee

The Nominating and Governance Committee’s responsibilities include:

•	identifying individuals qualified to become members of the board of directors;

•	recommending to the board the persons to be nominated for election as directors;

•	recommending directors for each committee of the board;

•	developing and recommending to the board corporate governance principles;

•	reviewing the Company’s compliance programs; and

•	overseeing the evaluation of the board and its committees.

The Nominating and Governance Committee met five times during 2008. The Nominating and Governance Committee’s current members are Mr. Held, Ms. Lang and Ms. Swersky, with Ms. Swersky serving as the Chair of the committee.

Director Candidates

The process that the Nominating and Governance Committee follows to identify and evaluate director candidates includes requests to members of the board of directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Governance Committee and the board. In addition, the Nominating and Governance Committee is authorized to retain, and has from time to time retained, the services of a search firm to help identify and evaluate potential director candidates.

In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the Nominating and Governance Committee will apply the written criteria established by the board. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Nominating and Governance Committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.

Stockholders may recommend individuals to the Nominating and Governance Committee for consideration as potential director candidates. Stockholders may do so by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Nominating and Governance Committee, c/o Secretary, Art Technology Group, Inc., One Main Street, Cambridge, Massachusetts 02142. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting.

Stockholder Communications and Annual Meeting Attendance

The board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances (or as contemplated by committee charters) and subject to any required assistance or advice, the Chair of the Nominating and Governance Committee is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the other directors as she considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chair of the Nominating and Governance Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs or personal grievances, or matters as to which we have received repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board should address such communications to Chair of the Nominating and Governance Committee, c/o Secretary, Art Technology Group, Inc., One Main Street, Cambridge, Massachusetts 02142.

All directors who were members of the board of directors at the time of our 2008 Annual Meeting of Stockholders attended the annual meeting. To the extent reasonably practicable, directors are expected to attend our annual meeting of stockholders.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller. Our Code of Business Conduct and Ethics is posted on the “Investors — Corporate Governance — Conduct” section of our website, www.atg.com, and a copy is available without charge upon request to Secretary, Art Technology Group, Inc., One Main Street, Cambridge, Massachusetts 02142.

We will post information about any amendments to, or waivers from, the Code of Business Conduct and Ethics on the “Investors — Corporate Governance — Conduct” section of our website, www.atg.com.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2008 about the securities authorized for issuance under our equity compensation plans, consisting of our Amended and Restated 1996 Stock Option Plan (the “1996 Plan”), our Amended and Restated 1999 Outside Director Stock Option Plan (the “1999 Director Plan”), our 1999 Employee Stock Purchase Plan (the “Purchase Plan”), our Primus 1999 Non-Officer Stock Option Plan (the “1999 Non-Officer Plan”) and our Primus 1999 Stock Incentive Compensation Plan (the “1999 Plan”).

Equity Compensation Plan Information

	(a)	(b)	(c)
	Number of shares		Number of shares
	to be issued upon		remaining available for
	exercise of	Weighted-average	future issuance under
	outstanding	exercise price of	equity compensation plans
	options, warrants	outstanding options,	(excluding shares
Plan category	and rights	warrants and rights(2)	reflected in column (a))

Equity compensation plans approved by stockholders	16,941,848	$2.80	9,838,718
Equity compensation plans not approved by stockholders(1)	231,873	$0.69	—

Total	17,173,721	$2.76	9,838,718

(1)	Consists of the 1999 Non-Officer Plan, which was assumed as part of our acquisition of Primus Knowledge Solutions, Inc. and was not approved by Primus stockholders.

(2)	Represents the weighted average exercise price of outstanding options to purchase 13,424,021 shares and excludes outstanding restricted stock units to purchase 3,749,700 shares because they do not have an exercise price.

Audit Committee Report

The Audit Committee reviewed the audited financial statements as of, and for the year ended, December 31, 2008 and discussed these financial statements with management. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61, Communication with Audit Committees, or SAS 61, with Ernst & Young LLP, our independent registered public accounting firm for 2008. SAS 61 requires Ernst & Young to discuss with our Audit Committee, among other things, the following:

•	methods used to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements, of which there were none, with management about financial accounting and reporting matters and audit procedures.

Ernst & Young also provided the Audit Committee with the written disclosures and the letter required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence. This Rule requires auditors annually to disclose in writing all relationships that in the auditors’ professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the Audit Committee discussed with Ernst & Young the independence of Ernst & Young from the company, and considered whether Ernst & Young’s provision of other, non-audit related services, which are described below under “Independent Registered Public Accounting Firm’s Fees,” is compatible with maintaining such independence.

Based on its discussions with management and Ernst & Young, and its review of the representations and information provided by management and Ernst & Young, the Audit Committee recommended to the board that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2008.

Audit Committee

David B. Elsbree, Chair
Mary E. Makela
Daniel C. Regis

Principal Accountant Fees and Services

Our Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2009. Ernst & Young has served as our independent registered public accounting firm since 2002. We expect that representatives of Ernst & Young will be present at the annual meeting to answer appropriate questions. They will have the opportunity to make a statement if they desire to do so.

Independent Registered Public Accounting Firm’s Fees

The following table summarizes the aggregate fees billed for services rendered by Ernst & Young, our independent registered public accounting firm, for the years ended December 31, 2008 and 2007:

Fee Category	2008	2007

Audit fees	$1,225,790	$1,182,000
Audit-related fees	1,500	1,500
Tax fees	52,600	26,200

Total fees	$1,279,890	$1,209,700

Audit fees.  Audit fees relate to professional services rendered in connection with Ernst & Young’s audit of our consolidated financial statements and Ernst & Young’s audit of the effectiveness of our internal control over financial reporting, review of the interim financial statements included in our quarterly reports on Form 10-Q, international statutory audits, regulatory filings, including registration statements, and accounting consultations that relate to the audited financial statements and are necessary to comply with United States generally accepted accounting principles.

Audit-related fees.  Audit-related fees are for assurance and related services.

Tax fees.  Tax fees are for professional services related to tax compliance, tax advice and tax planning services. Tax compliance services, which relate to preparation and review of original and amended tax returns, claims for refunds and tax payment-planning services, accounted for $20,960 of the total tax fees paid for in 2008 and $10,500 of the total tax fees paid for in 2007. Tax advice and tax planning services relate to transfer pricing studies and miscellaneous items.

Pre-Approval Policy and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. These policies generally provide that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next twelve months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

COMPENSATION OF OUR EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation

Compensation Discussion and Analysis

This compensation discussion and analysis describes the material elements of compensation awarded to each of our executive officers who served as named executive officers during 2008. This compensation discussion and analysis focuses on the information contained in the following tables and related footnotes and the narrative primarily for 2008, but we also describe compensation actions taken during 2009 to the extent that they enhance the understanding of our executive compensation disclosure for 2008.

Overview and Compensation Philosophy

The board’s Compensation Committee seeks to achieve the following goals with our executive compensation programs: to attract, motivate and retain key executives and to reward executives for value creation. By responding to the market pressures in the software industry and rewarding executive performance, the Compensation Committee seeks to foster a performance-oriented environment that is attractive to top executive talent by tying a significant portion of each executive’s cash and equity compensation to the achievement of our performance targets.

Our executive compensation program has three elements: base salary, cash incentive compensation and equity incentive awards. Base salary, cash incentive compensation and equity incentive awards for 2008 were established pursuant to our 2008 Executive Management Compensation Plan, which was adopted on March 3, 2008 and our executive equity plan that was adopted on March 14, 2008. The Compensation Committee seeks to promote a performance-based culture among the executive management team through the grant of variable cash compensation and equity-incentive awards that are in line with both overall company performance and individual performance. During fiscal 2008, equity incentives were awarded to our executives in the form of restricted stock units and also, in the case of our Chief Executive Officer, stock options.

The Compensation Committee attempts to balance long-term equity with short-term cash compensation and decides upon the mix of compensation through committee discussion and individual executive performance reviews, which typically occur in February of each year. For instance, our Chief Executive Officer receives a “360 review” that includes reviews from the board, and from each of his direct reports as well as a self-assessment. Such reviews are important in determining how the executives have performed in the prior year, as well as in determining what forms of compensation will best motivate the executives to reach the goals we set for their performance for the next year.

Target Total Cash Compensation

We establish our target total cash compensation for each executive primarily based upon peer group data. In 2008, the Compensation Committee engaged the consulting firm Towers Perrin to assist in determining which companies to include in our peer group and also in the compilation of compensation data for our peer group companies, further described below. The Compensation Committee has included companies in the peer group that the Committee believes are comparable in terms of revenue and numbers of employees and that are representative of the types of software companies with which we compete for executive talent.

Benchmarking

To benchmark the elements of our senior executive’s compensation, we utilized Towers Perrin to review the compensation of our nine executive team members against data from a peer group of seventeen companies consisting of: Ariba, Broadvision, Chordiant Software, Convera, Digital River, GSI Commerce, Interwoven, LivePerson, Omniture, PAR Technology, Perficient, Progress Software, RightNow Technologies, Saba Software, Selectica, Ultimate Software Group, and Vignette.

Competitive pay data was ascertained by Towers Perrin from the most recent annual proxy statements for such companies, as well as published survey information that focused on the broader software industry/sector. Towers Perrin concluded that the total cash compensation levels of our executives (including both base salaries and non-equity incentive compensation) were generally aligned with the peer group median of the seventeen peer companies. Considering the current changing market conditions, Towers Perrin concluded that our total direct compensation (total cash plus the expected value of long-term incentives granted in 2008, assuming that any performance objectives specified in the awards were achieved) was generally between the median and the seventy-fifth percentile levels, for the peer group.

We use this benchmarking data to evaluate the competitiveness of our compensation plans for our company executives. Other than Towers Perrin, we have not retained any compensation consultant to review our policies and procedures relating to executive compensation. We expect that our Compensation Committee will continue to engage either Towers Perrin or another compensation consulting firm to provide advice as to executive compensation.

Base Salary and Incentive Compensation

Total cash compensation is divided into two components: base salary and cash incentive compensation.

The Compensation Committee sets, or, in the case of our Chief Executive Officer, recommends to the board, base salary levels for executive officers each year based on a number of factors, including: the status of the competitive marketplace for such positions, a comparison of base salaries for comparable positions at comparable companies within the enterprise software industry as well as within our peer group, the scope and responsibilities associated with the position, and the previous experience and knowledge of the individual. The goal of the Compensation Committee is to fix base salaries on a basis generally in line with base salary levels for comparable companies. The committee retains discretion to respond to market pressures affecting retention with small but meaningful compensation awards and with long term incentive equity grants. Base salary comparisons are based in part on information provided by Towers Perrin to the Compensation Committee.

On March 3, 2008, our Compensation Committee recommended, and our board of directors adopted, the 2008 Executive Management Compensation Plan (the “2008 Compensation Plan”) that is designed to reward our executives for superior performance. The 2008 Compensation Plan established criteria for awarding annual cash incentive compensation for fiscal year 2008 to our executive officers based on a percentage of each officer’s base salary. Target annual cash incentive compensation ranged from approximately 43% to 109% of the base salaries of our executives.

Under the 2008 Compensation Plan, a specified portion of each executive’s annual cash incentive compensation target was based on our adjusted operating profit for 2008 (or, in the case of our Senior Vice President of Services, our gross margin for services in 2008), and the balance was based on individual goals specific to the executive. Our executive officers were not eligible to receive any portion of the target compensation based on their individual goals unless we achieved more than 50% of our adjusted operating profit goal for 2008. Our Senior Vice President of Worldwide Sales and Senior Vice President of Services were also eligible to receive quarterly bonuses based on metrics set forth in their plans, irrespective of our adjusted operating profit goal. The portion of each executive’s cash incentive compensation payouts that was based on individual goals was based on up to five components from the following list:

•	ATG Adjusted Revenue (either in total or excluding eStara Optimization Services, depending on the executive)
•	eStara and Cleverset Optimization Services Revenue
•	Customer Service and Support Revenue
•	Worldwide Professional Services, Education and OnDemand Margin Revenue
•	ATG Adjusted Operating Profit
•	Worldwide Professional Services, Education and OnDemand Margin Percent
•	Gross Services Margin
•	Cash Management
•	Bookings (On Demand and License)
•	Billings (eStara and Cleverset Optimization Services )
•	Effectiveness of HR Initiatives
•	Employee Satisfaction
•	Management by Objective goals, or MBOs, specific to each executive in light of his or her responsibilities.

These components were weighted differently for each executive and tied directly to the areas over which the executive has functional responsibility. For instance, our Chief Executive Officer had targets in three discrete areas (30% for ATG Adjusted Revenue, 30% for ATG Adjusted Operating Profit and 40% for MBOs) with a particular focus on the MBOs that can change from year to year depending on the needs of the company. The MBOs that were established were specific for each executive in light of his or her responsibilities.

The target payouts in the 2008 Compensation Plan were based on achieving a certain minimum percentage of our goals for each of the listed performance metrics, and for all officers, no bonus would be paid based on their individual goals, unless we achieved at least 50% of our adjusted operating profit goal for 2008. If these goals were exceeded, our executive officers would have been eligible to receive cash incentive compensation in excess of the target payouts. The final payout amount to our executive officers, except our Chief Executive Officer, was approved by the Compensation Committee, including payout of any amounts over 100% of target and partial payments when targets were partially achieved. The final payout to our Chief Executive Officer was approved by the board upon the recommendation of the Compensation Committee.

For fiscal 2008, cash incentive compensation was paid to each executive officer who was actively employed by the company on the date such incentive payouts were made. Our named executive officers, excluding our Chief Executive Officer and our former Senior Vice President of Marketing, earned an aggregate of $523,080 in cash incentive compensation under the 2008 Compensation Plan, as set forth in the “Summary Compensation Table” on page 27, which amounted in aggregate to approximately 89% of their aggregate target incentive amount for 2008, based on the company’s and the executives’ performance relative to the company’s and the executives’ goals for 2008. Our Chief Executive Officer earned an aggregate of $286,200 in cash incentive compensation for fiscal 2008.

Equity Incentive Awards

Our executive officers are eligible to receive equity incentive awards under our Amended and Restated 1996 Stock Option Plan (“1996 Plan”), which generally are made on an annual basis. The board, upon recommendation from the Compensation Committee, reviews and approves equity incentive awards for our Chief Executive Officer. The Compensation Committee approves equity incentive awards to the other executive officers, relying in part on recommendations from our Chief Executive Officer. The Compensation Committee and board meetings at which these awards are approved generally occur during the first quarter of each year. The Compensation Committee may on occasion issue equity incentive awards at other times if it determines the awards are necessary for retention, to reward extraordinary performance, or in connection with a promotion. However, in 2008, other than to our President and Chief Executive Officer, we made no equity awards to any of our named executive officers other than in connection with our annual company-wide equity grant, which occurred in March 2008. Newly hired executive officers generally receive sign-on grants at their hire dates, subject to the approval of the Compensation Committee.

Equity awards pursuant to the 2008 Executive Equity Plan help us enhance the link between the creation of stockholder value and long-term executive incentive compensation, to provide an opportunity for increased equity ownership by executives, and to maintain competitive levels of total compensation. The number of equity awards granted to each participant is determined primarily based on median award values for executives in the compensation peer group determined by the Compensation Committee as discussed above in “Target Total Cash Compensation” and the Compensation Committee’s subjective assessment of each executive’s past and expected future performance. Equity awards in the form of stock options are awarded at exercise prices that are equal to closing price of our common stock as reported by the Nasdaq Global Market on the date of the grant.

In fiscal 2008, the equity awards we granted to our executive officers consisted primarily of restricted stock units of two types: performance-based restricted stock units and time-based restricted stock units. Each restricted stock unit is a contractual right which entitles the holder to receive, upon its vesting, one share of our common stock. Additionally, our Chief Executive Officer was granted stock options.

Performance-based restricted stock units are generally unvested on the date of grant and are subject to both performance-based vesting conditions as well as a time-based vesting schedule. The restricted stock units underlying each award must be earned pursuant to the performance-based criteria determined by the Compensation Committee and set forth in the applicable restricted stock unit agreement. Once earned, and provided that the holder continues to be employed by us, performance-based restricted stock units then vest over time, typically four years, with 25% of the earned units vesting on each anniversary of the date of grant (or such other date as determined by the Compensation Committee) so that the award is fully vested on the fourth anniversary of the date of grant.

At the time of the initial performance-based grant, the Compensation Committee sets the maximum number of units subject to each award. The actual number of units earned is dependent on our achievement of adjusted operating profit threshold and adjusted revenue goals for the fiscal year in which the award is granted. Each award terminates, unvested, if we do not achieve an adjusted operating profit threshold for the year in which the unit was granted, as defined in the award agreement. However, if the adjusted operating profit threshold is met, then the holder is eligible to earn up to the maximum number of restricted stock units underlying the award. The final determination of the number of earned restricted stock units is based on our adjusted revenue for the fiscal year in which the award is granted. If our adjusted revenue equals or exceeds the target specified in the award, then the holder earns the maximum number of units subject to the award. If our adjusted revenue is greater than 80% but less than 100% of the specified target, then the holder earns a percentage of the maximum number of units based on a schedule specified in the agreement. If our adjusted revenue does not exceed 80% of the target, no restricted stock units are earned. All performance-based units that are earned are then subject to time-based vesting and, upon vesting, entitle the holder to receive an equivalent number of shares of our common stock. The performance-based awards, to the extent earned, will vest in full in the event that we achieve revenue in any calendar year ending prior to the last vesting date of the awards that exceeds a threshold amount, specified in the awards, that is substantially in excess of our 2008 revenue.

Time-based restricted stock units vest in installments based solely upon the lapse of time, provided that the holder continues to be employed by us. The time-based restricted stock units granted to our executive officers in 2008 vested 25% on March 6, 2009, and will vest 25% on each of March 6, 2010, March 6, 2011, and March 6, 2012, provided that the executive is an employee of ours on each of those dates.

All our restricted stock unit agreements provide that at the time any underlying shares of our common stock become issuable to the holder upon vesting, we may elect either to withhold from the holder, or to cause to be issued to the holder and sold in the open market, a sufficient number of shares to satisfy the holder’s minimum tax withholding obligations.

In addition to the restricted stock units that we awarded to our named executive officers in 2008, we also awarded to our Chief Executive Officer in March 2008 a stock option to purchase an aggregate of 200,000 shares of our common stock which vests over a period of four years.

Other Compensation

The amounts shown in the Summary Compensation Table under the heading “Other Compensation” represent the value of other compensation received, including company-paid medical, dental, life and other insurance premiums.

Pension Benefits

We do not provide pension arrangements or post-retirement health coverage for our executives or employees. Our executive officers are eligible to participate in our 401(k) contributory defined contribution plan. In any plan year, we may contribute to each participant a matching contribution equal to up to 50% of the first 6% of the participant’s compensation that has been contributed to the plan, up to the maximum matching contribution permitted under the Internal Revenue Regulations. All our executive officers (excluding our Chief Financial Officer) participated in our 401(k) plan during fiscal 2008 and received matching contributions. We do not provide any nonqualified defined contribution or other deferred compensation plans.

Health Benefits

We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance, a 401(k) plan, an employee assistance plan, and standard company holidays. We believe that it is better to support executives and employees in preventative measures rather than to provide only for coverage for diagnosis and treatment of illness. We pursue this goal through a number of methods, such as reimbursements for physicals, fitness rooms/subsidy on health club memberships and monthly wellness programs. We enjoy a very high enrollment in our medical plan and have managed to keep the increase in premiums below 2% annually in recent years. We believe that one of the most effective ways to attract and retain valuable executives is to provide benefits that help them to properly maintain their health.

Chief Executive Officer Compensation

In recommending the compensation of our Chief Executive Officer, the Compensation Committee considered the same factors and followed the same process as it did for our other named executive officers. In April 2008, we set our Chief Executive Officer’s annual base salary at $400,000, an increase of approximately 14% from his salary of $350,000 in 2007. We awarded our

Chief Executive Officer cash incentive payments under the 2008 Compensation Plan totaling $286,200, which represented 82% of his target non-equity incentive payment.

Summary Compensation Table

The following table provides information with respect to the annual and long-term compensation earned during the years ended December 31, 2008 and December 31, 2007 by the following persons, who are referred to as our named executive officers:

•	Robert D. Burke, our Chief Executive Officer;

•	Julie M.B. Bradley, our Chief Financial Officer;

•	Kenneth Z. Volpe, Barry E. Clark and Lou Frio, our three other most highly compensated executive officers who were in office on December 31, 2008.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
				Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	Salary($)	Bonus($)	($)(1)(2)	($)(1)(3)	($)(4)	($)(5)	($)

Robert D. Burke	2008	$387,308	—	$338,722	$289,508	$286,200	$15,778	$1,317,516
President and Chief Executive Officer	2007	350,000	—	206,399	251,775	174,125	15,284	997,583
Julie M.B. Bradley	2008	244,923	—	158,947	102,500	118,560	11,415	636,345
Senior Vice President, Chief Financial Officer, Treasurer and Secretary	2007	230,000	—	48,766	101,661	94,175	8,890	483,492
Barry E. Clark	2008	227,461	50,000	197,731	88,128	238,900	18,782	821,002
Senior Vice President of Worldwide Sales	2007	220,000	15,000	60,958	142,848	234,947	18,004	691,757
Lou Frio	2008	230,000	20,000	158,947	134,783	51,860	18,819	614,410
Senior Vice President of Services	2007	230,000	3,600	49,404	96,387	58,781	18,292	456,464
Kenneth Z. Volpe	2008	247,461	—	171,298	119,632	113,760	18,085	670,236
Senior Vice President of Products and Technology	2007	240,000	—	60,958	150,525	93,675	16,978	562,136

(1)	The amount shown does not reflect compensation actually received by the named executive officer. Instead, the amount shown represents the compensation expense recognized in our financial statements for 2008 in respect of grants of restricted stock units and stock options to the named executive officer. The amount shown was computed in accordance with the provisions of Statement of Financial Accounting Standards, referred to as SFAS, No. 123R, “Share-Based Payment,” except that pursuant to the applicable SEC rules, the amount shown excludes the impact of estimated forfeitures related to services-based vesting conditions. The specific assumptions used in the valuation of these awards are described below in the following footnotes. See Notes 1(p) and 5 of the consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2008 regarding assumptions underlying the valuation of stock awards.

(2)	Represents the compensation expense attributable to stock-based awards in the form of restricted stock and restricted stock units. The fair value of the restricted stock and restricted stock units is based on the market value of our common stock price on the date of grant. Stock-based compensation expense related to restricted stock shares and restricted stock units is being recognized on a straight-line basis over the requisite service period. The restricted stock grants provide the holder with shares of our common stock, which are restricted as to sale and subject to forfeiture until vesting. The restricted stock units provide the holder with the right to receive shares of ATG common stock upon vesting.

(3)	Represents the compensation expense attributable to stock options. Key assumptions include: risk-free interest rate, expected life of the option, expected stock price volatility and expected dividend yield. The specific assumptions used in the valuation of these stock options are summarized in the table below:

				Expected Dividend
Grant Date	Risk Free Rate	Expected Life	Expected Volatility	Yield

3/24/08	3.31%	6.25 Years	93.87%	0.00%
7/23/07	4.93%	6.25 Years	85.33%	0.00%
10/10/06	4.69%	6.25 Years	109%	0.00%
2/28/06	4.55%	6.25 Years	114%	0.00%
7/18/05	3.93%	4 Years	93.50%	0.00%
1/27/05	3.62%	4 Years	93.50%	0.00%
1/25/05	3.62%	4 Years	93.50%	0.00%
8/30/04	3.27%	4 Years	97%	0.00%
2/19/04	2.59%	4 Years	110%	0.00%
1/30/04	2.59%	4 Years	110%	0.00%
12/2/03	3.24%	4 Years	110%	0.00%
4/21/03	2.57%	4 Years	117%	0.00%
3/3/03	2.91%	4 Years	125%	0.00%
1/2/03	2.91%	4 Years	125%	0.00%
12/5/02	3.01%	4 Years	125%	0.00%
8/29/02	3.36%	4 Years	125%	0.00%
1/8/02	4.46%	4 Years	125%	0.00%

(4)	Represents payments made under our 2007 and 2008 Executive Management Compensation Plans.

(5)	“All Other Compensation” is comprised of the company-paid health, dental and other insurance programs and/or the company’s 401(k) match. Perquisites and other personal benefits, if any, have been excluded because they did not exceed $10,000 in the aggregate for any named executive officer.

Grants of Plan-Based Awards for 2008

The following table provides information about stock awards and non-equity incentive awards granted to our named executive officers during the year ended December 31, 2008.

		Estimated Target	All Other Stock
		Payouts Under	Awards: Number		Exercise or Base	Grant Date
		Non-Equity	of Securities		Price of	Fair Value
		Incentive Awards	Underlying		Stock Awards	of Stock
Name	Grant Date	Target ($)(1)	Stock Awards (#)(2)		($/Sh)	Awards ($)

Robert D. Burke	March 10, 2008	$300,000			—
	March 24, 2008	—	200,000	(3)	—	$732,000	(4)
	March 24, 2008	—	200,000	(5)	$3.66	504,420	(6)
Julie M.B. Bradley	March 3, 2008	120,000			—
	March 24, 2008	—	60,000	(3)		219,600	(4)
	March 24, 2008	—	50,000	(7)	—	183,000	(4)
Barry E. Clark	March 3, 2008	200,000			—
	March 24, 2008	—	60,000	(3)		219,600	(4)
	March 24, 2008	—	70,000	(7)	—	256,200	(4)
Lou Frio	March 3, 2008	80,000			—
	March 24, 2008	—	60,000	(3)		219,600	(4)
	March 24, 2008	—	50,000	(7)	—	183,000	(4)
Kenneth Z. Volpe	March 3, 2008	120,000			—
	March 24, 2008	—	60,000	(3)		219,600	(4)
	March 24, 2008	—	50,000	(7)	—	183,000	(4)

(1)	Represents the target bonus payouts for 2008 for our 2008 Compensation Plan. There are no minimum or maximum payments under the plan.

(2)	Except as set forth in note 5 below, represents restricted stock units awarded under our Amended and Restated 1996 Stock Option Plan. Each restricted stock unit is a contractual right which entitles the holder to receive, upon its vesting, one share of our common stock.

(3)	Represents time-based restricted stock units that vest in installments based solely upon the lapse of time. These units vest in four equal annual installments, starting on March 6, 2009 and on each of the three succeeding anniversaries of that date, provided that the executive is then employed by us.

(4)	The amount shown does not reflect compensation actually received by the executive, but represents the fair value of the restricted stock units on the date of grant determined in accordance with SFAS 123R based on the closing price of our common stock price on that date.

(5)	Represents stock options that vest in sixteen equal quarterly installments beginning on the three-month anniversary of the date of grant, for as long as Mr. Burke is employed by us.

(6)	The amount shown does not reflect compensation actually received by Mr. Burke, but represents the grant date fair value of this stock option award, determined in accordance with SFAS 123R.

(7)	Represents performance-based restricted stock units, which are unvested on the date of grant and are subject to both performance-based vesting conditions as well as a time-based vesting schedule. Based on our financial performance in 2008, only 89% of the performance-based component of each award was earned. The earned portion vests in four equal annual installments, starting on March 6, 2009 and on each of the three succeeding anniversaries of that date, provided that the executive is then employed by us.

The performance-based restricted stock units we granted in 2008 were unvested on the date of grant and are subject to both performance-based vesting conditions as well as a time-based vesting schedule. The restricted stock units underlying each performance-based award must be earned pursuant to criteria set forth in the applicable restricted stock unit agreement. To the extent earned, and provided that the holder continues to be employed by us, the performance-based restricted stock units vest over four years, with 25% of the earned units vesting on each anniversary of the date of grant. The number of units earned is dependent on our achievement of adjusted operating profit threshold and adjusted revenue goals for the fiscal year in which the award is granted. If the adjusted operating profit threshold is met, then the holder is eligible to earn up to the maximum number of restricted stock units underlying the award. If our adjusted revenue equals or exceeds the target specified in the award, then the holder earns the maximum number of units subject to the award. If our adjusted revenue is greater than 80% but less than 100% of the specified target, then the holder earns a percentage of the maximum number of units based on a schedule specified in the agreement. If our adjusted operating profit does not exceed 50% of the stated target, or if our adjusted revenue does not exceed 80% of the stated target, no restricted stock units are earned. All performance-based units that are earned are then subject to time-based vesting and, upon vesting, entitle the holder to receive an equivalent number of shares of our common stock. The performance-based awards, to the extent earned, will vest in full in the event that we achieve revenue in any calendar year ending prior to the last vesting date of the awards that exceeds a threshold amount set forth in the awards. This revenue threshold is an amount substantially in excess of either our 2008 revenue.

The time-based restricted stock units we granted in 2008 vest in installments based solely upon the lapse of time, provided that the holder continues to be employed by us.

Employment Contracts, Termination of Employment and Change in Control Arrangements

On April 14, 2008 we further amended and restated the Amended and Restated Employment Agreement with Robert D. Burke, our President and Chief Executive Officer. The amended and restated agreement amends our prior letter agreement with Mr. Burke, dated December 4, 2002, amended on March 28, 2003 and amended and restated on November 8, 2004, and provides for severance benefits in the event his employment is terminated under specified circumstances. This agreement provides that if we terminate his employment without cause or if he resigns for good reason, we will continue to pay his base salary and all employee benefits for the 18-month period following his termination in addition to any accrued obligations, such as any annual cash incentive compensation earned for our most recently completed fiscal year and not yet paid, his base salary through the date of termination, any deferred compensation and any accrued vacation pay. Among other events that constitute good reason for Mr. Burke’s resignation is a change in control that results in our no longer having a publicly traded class of securities or our no longer being subject to reporting requirements under the Securities Exchange Act of 1934. The change in control provisions in Mr. Burke’s amended and restated agreement provide that in the event of a change in control if we terminate his employment without cause or if he resigns for good reason, in either event within eighteen months of such change in control, Mr. Burke will receive:

•	his pro-rated target bonus in the year in which the termination occurs,

•	base salary and health benefits for eighteen months, and

•	one and a half times the target bonus paid over the same eighteen month period based on Mr. Burke’s then-current target bonus.

The agreement also provides that upon a change in control, all of Mr. Burke’s outstanding stock options and other stock awards will vest in full. In addition, upon such change in control, we will pay Mr. Burke the amount, if any, necessary to compensate him for any excise taxes that he may owe under Section 4999 of the Internal Revenue Code of 1986 as a result of payments we make to him in connection with the change in control.

On July 6, 2005, Julie M.B. Bradley accepted our offer letter to become our Chief Financial Officer. The offer letter provided that Ms. Bradley would receive an annual salary of $230,000 and be eligible for potential annual cash incentive compensation of $80,000 annually. In 2006, Ms. Bradley’s annual cash incentive compensation plan was amended so that she would be eligible for potential on target annual cash incentive compensation of $100,000. In March 2008, Ms. Bradley’s annual executive compensation plan was amended from a $230,000 annual base salary to a $250,000 annual base salary. Additionally, her target annual cash incentive compensation was raised to $120,000.

Our General Change in Control Policy was amended by our board of directors in March 2008. As a result of the amendment, the policy is only applicable to general employees and a separate policy has been created for our vice presidents. Each of Ms. Bradley and our senior vice presidents and other executives reporting directly to our Chief Executive Officer, entered into Change in Control Agreements on April 18, 2008. The agreements provide that upon a change in control, 50% of the executive’s outstanding stock options and other stock awards will automatically vest. In addition, upon a change in control and either our termination of the executive without cause or termination by the executive due to good reason, within twelve months of the change in control, the executive will receive:

•	his or her pro-rated target bonus in the year the termination occurs,

•	base salary and benefits for twelve months,

•	a target bonus for the same twelve month period based on the executive’s current target bonus, and

•	an acceleration of his/her remaining unvested stock awards.

Had a change in control occurred on December 31, 2008 and had their employment been terminated by us without cause or by the individual for good reason (as defined in the Change of Control Agreements) on December 31, 2008, under the terms of the agreements as amended on April 14, 2008, the named executive officers would have been eligible to receive the payments set forth in the table below.

Payments Resulting from a Change in Control

			Value of Vested
			Equity as of
	Salary and		December 31 2008
	Incentive		upon a Change of
	Compensation		Control			Outplacement
Name	($)		($)		Benefits ($)	Services ($)	Total ($)

Robert D. Burke	$1,475,000	(1)	$1,577,150	(3)	$15,778	$15,000	$3,082,928
Julie M.B. Bradley	550,000	(2)	477,485	(4)	11,415	15,000	1,053,900
Barry E. Clark	855,000	(2)	562,989	(4)	18,782	15,000	1,451,771
Lou Frio	480,000	(2)	317,485	(4)	18,819	15,000	831,304
Kenneth Z. Volpe	550,000	(2)	539,960	(4)	18,085	15,000	1,123,045

(1)	Consists of (a) eighteen (18) months of Mr. Burke’s annual base salary for 2008, (b) a pro-rated target bonus for 2008 and (c) a payment of one and a half times the target bonus for 2008.

(2)	Consists of (a) twelve (12) months of the named executive officer’s annual base salary for 2008, (b) a pro-rated target bonus for 2008 and (c) a payment equal to the target bonus for 2008.

(3)	Represents the value of all vested and outstanding long-term incentive awards (both options and restricted stock units), based on a stock price of $1.93 (the closing price of the Company’s common stock on the Nasdaq Stock Market on December 31, 2008). Pursuant to Mr. Burke’s Amended and Restated Employment Agreement, all unvested options and restricted stock units would accelerate upon the assumed change in control.

(4)	Represents the value of all vested and outstanding long-term incentive awards (both options and restricted stock units), based on a stock price of $1.93 (the closing price of the Company’s common stock on the Nasdaq Stock Market on December 31, 2008). Pursuant to the named executive officers’ change in control agreements, all unvested options and restricted stock units would accelerate upon an assumed change in control and termination without cause by ATG or by the individual for good reason (as defined in the agreements).

Outstanding Equity Awards at Fiscal Year-End for 2008

The following table provides information about outstanding equity awards, consisting of unexercised stock options and unvested restricted stock awards and restricted stock units, that were held by our named executive officers at December 31, 2008.

	Option Awards					Stock Awards
	Number of	Number of				Number of Shares	Number of Shares	Market Value	Market Value
	Securities	Securities				or Units	or Units	of Shares or	of Shares or
	Underlying	Underlying				of Stock	of Stock	Units of Stock	Units of Stock
	Unexercised	Unexercised	Option Exercise			that have	that have	that have	that have not
	Options (#)	Options (#)	Price	Option Expiration		vested	not vested	vested	vested	Date of Grant of
Name	Exercisable	Unexercisable	($)	Date		(#)	(#)	($)(5)	($)(6)	Stock Award

Robert D. Burke	37,500	162,500	$3.66	3/24/2018	(1)	—	200,000	—	$386,000	3/24/2008
	137,500	62,500	2.93	2/28/2016	(1)	75,000	225,000	$144,750	434,250	4/12/2007	(4)
	247,812	17,188	1.27	1/27/2015	(1)	—
	225,000	—	1.57	1/30/2014	(2)	—
	400,000	—	1.29	1/2/2013	(2)	—
	500,000	—	1.44	12/5/2012	(2)	—
Julie M. B. Bradley	58,437	26,563	2.93	2/28/2016	(1)	—	104,500	—	201,685	3/24/2008	(5)
	153,125	46,875	1.13	7/18/2015	(3)	20,000	60,000	38,600	115,800	4/12/2007	(4)
Barry E. Clark	61,875	28,125	2.93	2/28/2016	(1)	—	122,300	—	236,039	3/24/2008	(5)
	93,749	6,251	1.26	1/25/2015	(1)	25,000	75,000	48,250	144,750	4/12/2007	(4)
	240,000	—	1.45	2/19/2014	(2)
Lou Frio	68,749	96,251	2.85	7/5/2016	(3)	—	104,500	—	201,685	3/24/2008	(5)
						20,000	60,000	38,600	115,800	4/12/2007	(4)
Kenneth Z. Volpe	89,375	40,625	2.93	2/28/2016	(1)	—	104,500	—	201,685	3/24/2008	(5)
	93,749	6,251	1.26	1/25/2015	(1)	25,000	75,000	48,250	144,750	4/12/2007	(4)
	75,000	—	0.96	8/30/2014	(2)
	50,000	—	1.57	1/30/2014	(2)
	30,000	—	1.63	11/13/2013	(2)
	26,250	—	0.91	4/21/2013	(2)
	4,000	—	3.90	1/8/2012	(2)
	15,000	—	2.13	8/3/2011	(2)
	2,000	—	9.31	5/2/2011	(2)
	8,266	—	4.78	4/9/2011	(2)
	10,000	—	78.00	10/18/2010	(2)
	30,000	—	19.03	10/1/2009	(2)
	2,000	—	5.00	7/19/2009	(2)

(1)	This stock option vests in sixteen equal quarterly installments beginning on the three-month anniversary of the date of grant.

(2)	This stock option is fully vested.

(3)	25% of the shares subject to this stock option vest one year after the grant date, and the remaining shares vest in twelve equal quarterly installments thereafter.

(4)	These restricted stock units were granted on April 12, 2007 and vest at a rate of 25% per year, commencing on May 12, 2008.

(5)	These restricted stock units were granted on March 24, 2008 and vest at a rate of 25% per year, commencing on March 6, 2009.

(6)	The value is based on the closing sale price for our common stock as reported by the Nasdaq Stock Market on December 31, 2008, which was $1.93.

Stock Option Exercises and Stock Vested for 2008

The following table provides information about stock option exercises by our named executive officers as well as vesting of restricted stock units held by them during the year ended December 31, 2008.

	Option Awards			Stock Awards
	Number of Shares	Value Realized		Number of Shares	Value Realized
	Acquired	on Exercise		Acquired	on Vesting
Name	on Exercise (#)	($)		on Vesting (#)	($)(4)

Robert D. Burke	—	—		75,000	$247,500
Julie M.B. Bradley	50,000	$147,500	(1)	20,000	66,000
Barry E. Clark	—	—		25,000	82,500
Lou Frio	55,000	67,650	(2)	20,000	66,000
Kenneth Z. Volpe	50,000	156,000	(3)	25,000	82,500

(1)	The estimated value realized upon exercise is calculated based on the difference between the closing market price of our common stock on the date of exercise, August 20, 2008, at $4.08, and the $1.13 exercise price of the exercised options.

(2)	The estimated value realized upon exercise is calculated based on the difference between the closing market price of our common stock on the date of exercise, September 2, 2008 at $4.08, and the $2.85 exercise price of the exercised option.

(3)	The estimated value realized upon exercise is calculated based on the difference between the closing market price of our common stock on the date of exercise, August 21, 2008 at $4.08, and the $0.96 exercise price of the exercised option.

(4)	The value realized on the vesting of restricted stock units is the number of shares that vested multiplied by the closing price of our common stock on the Nasdaq Stock Market on the date of vesting, May 12, 2008 at $3.30. This calculation does not account for shares withheld for tax purposes, but rather refers to the gross value realized.

Director Compensation

Overview and Compensation Philosophy

We stress many of the same areas of importance with director compensation as with executive compensation, including the desire to attract top talent and retain that talent with competitive and fair compensation within our peer group. We also reimburse directors living outside of the greater Boston area for travel and living expenses for attending regular board meetings and committee meetings.

Benchmarking

In 2008, the Compensation Committee engaged the consulting firm Towers Perrin to provide a benchmarking analysis of the compensation of our directors against data from our seventeen peer group companies, identified above in the Executive Compensation Benchmarking section.

Competitive pay data was ascertained using the most recent annual proxy statements for such companies. Towers Perrin determined that the current annual total compensation (including both cash compensation and the value of annual stock compensation) of our directors is well-aligned with the peer group’s fiftieth percentile.

We use this benchmarking data to evaluate our compensation plan for our directors. The revisions to our Non-Employee Director Compensation Plan effective in 2009, discussed below, reflect the recommendations by Towers Perrin, along with our Compensation Committee, with the aim of maintaining a desirable competitive pay position compared with our peers. The goal of the board of directors was to set the Company’s director compensation for 2009 at 50-60% of the 2007 peer group median since director compensation for 2009 was expected to increase over the compensation paid in 2007. Other than Towers Perrin, we did not retain any compensation consultant to review our policies and procedures relating to director compensation in 2008 or 2009. We expect that our Compensation Committee will continue to engage either Towers Perrin or another compensation consulting firm to provide advice as to director compensation.

Director Compensation Plan

Our board of directors adopted our Non-Employee Director Compensation Plan (the “Director Compensation Plan”) on July 19, 2005, as amended most recently on September 16, 2008. The purpose of the Director Compensation Plan is to advance the interests of our stockholders by enhancing our ability to attract, retain and motivate our outside directors by providing them with compensation and equity ownership that is intended to better align their interests with those of the company’s stockholders. Only non-employee directors are eligible for awards under this plan.

Under the Director Compensation Plan, in fiscal 2008 we compensated our non-employee directors as follows:

•	We paid an annual cash retainer of $10,000 to each of our non-employee directors.

•	To compensate the Chair of the Board of Directors and committee chairpersons for the additional work imposed by these roles, we provided an additional annual retainer of $7,500 to the chairman of the board and each non-employee committee chairperson.

•	We made additional payments to each non-employee director for attending meetings of the board of directors and committees of the board as follows: $1,500 for each in-person meeting of the board, $1,000 for each in-person meeting of a committee of the board and $500 for each teleconference meeting of the board or a committee of the board.

•	On the date of our 2008 Annual Meeting of Stockholders, we granted restricted stock units to each of our continuing non-employee directors under our Amended and Restated 1999

Outside Director Stock Option Plan (the “Director Stock Plan”). Each non-employee director received 25,000 restricted stock units. These restricted stock awards vest in their entirety one year after the date of grant. Pursuant to the terms of the grant, these restricted stock units will vest fully upon a change in control.

Pursuant to the September 16, 2008 revisions to the Director Compensation Plan, in fiscal 2009 the Company will compensate our non-employee directors as follows:

•	We will pay an annual cash retainer of $15,000 to each of our non-employee directors.

•	To compensate for the additional work imposed by these roles, we will provide the Chair of the Board of Directors and the Chair of the Audit Committee an additional annual retainer of $10,000 each, and we will provide the Chair of the Nominating and Governance Committee and the Chair of the Compensation Committee an additional annual retainer of $7,500 each.

•	We will make additional payments to each non-employee director for attending meetings of the Board of Directors and committees of the board as follows: $2,000 for each meeting of the board, and $1,000 for each meeting of a committee of the board.

•	Our non-employee directors will also receive a restricted stock unit grant of 28,000 shares of our common stock on the date of our Annual Meeting of Stockholders, and on such other date on which a non-employee director is first elected. The restricted stock unit grant will vest after one year beginning from the time of the grant. All restricted stock units granted to non-employee directors after the 2007 Annual Meeting of Stockholders will vest fully upon a change of control.

Non-Employee Director Compensation Table for Fiscal 2008

The following table summarizes the compensation earned by our non-employee directors during the year ended December 31, 2008.

					Change in
					Pension Value
					and
					Nonqualified
	Fees Earned	Stock	Option	Non-Equity	Deferred	All Other
	or Paid in	Awards	Awards	Incentive Plan	Compensation	Compensation	Total
Name	Cash ($)(1)	($)(2)	($)(3)	Compensation	Earnings	($)	($)

Michael A. Brochu	$26,500	$75,333	$9,565	—	—	—	$111,398
David B. Elsbree	36,500	75,333	9,565	—	—	—	121,398
John R. Held	32,500	75,333	9,565	—	—	—	117,398
Ilene H. Lang	24,000	75,333	9,565	—	—	—	108,898
Mary E. Makela	45,000	75,333	9,565	—	—	—	129,898
Daniel C. Regis	36,500	75,333	9,565	—	—	—	121,398
Phyllis S. Swersky	40,000	75,333	9,565	—	—	—	124,898

(1)	Includes $10,000 annual retainer and fees earned in 2008 for attendance at board or committee meetings. Also includes an additional annual retainer of $7,500 to each of Messrs. Regis and Elsbree and Mses. Makela and Swersky for service as chairperson of the board or a committee of the board.

(2)	The amount shown does not reflect compensation actually received by the non-employee director. Instead, the amount shown reflects the compensation expense recognized in our financial statements for 2008 including the grant of restricted stock awards and restricted stock units to each non-employee director under the Director Stock Plan. These amounts were calculated utilizing the provisions of SFAS No. 123R, using a grant date fair value, as indicated below, based on the fair market value of our common stock on the date of grant. Pursuant to the applicable SEC rules, the amount shown excludes the impact of estimated forfeitures related to service-based vesting conditions. The fair value of the restricted stock and restricted stock units is based on the market value of our common stock price on the date of grant. Stock-based compensation expense related to restricted stock shares and restricted stock units is being recognized on a straight-line basis over the requisite service period. The restricted stock grants provide the holder with shares of our stock, which are restricted as to sale and subject to forfeiture until vesting. The restricted stock units provide the holder with the right to receive shares of our stock upon vesting.

(3)	The amount shown does not reflect compensation actually received by the non-employee director. Instead, the amount shown reflects the compensation expense recognized in our financial statements for 2008 including the vesting of stock options issued held by each non-employee director under the Director Stock Plan. These amounts were calculated utilizing the provisions of SFAS No. 123R, using a grant date fair value, as indicated below, based on the fair market value of our common stock on the date of grant. Pursuant to the applicable SEC rules, the amount shown excludes the impact of estimated forfeitures related to service-based vesting conditions. The specific assumptions used in the valuation of these awards are described below. Key assumptions include: risk-free interest rate, expected life of the option, expected stock price volatility and expected dividend yield.

Grant Date	Risk Free Rate	Expected Life	Expected Volatility	Expected Dividend Yield

5/23/06	4.94%	6.25 Years	115.00%	0.00%

Compensation Committee Report

The Compensation Committee reviewed the “Compensation Discussion and Analysis” section of this proxy statement and discussed the section with management. Based on this review and discussions with management, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis section be included in this proxy statement.

Compensation Committee

Mary E. Makela, Chair
John R. Held
Phyllis S. Swersky
Michael A. Brochu

Compensation Committee Interlocks and Insider Participation

John R. Held, Mary E. Makela and Phyllis S. Swersky served on the Compensation Committee during 2008. None of these directors has ever been an officer or employee of our company or of any of our affiliates. None of our executive officers serves as a director or member of the compensation committee, or other committee serving an equivalent function, of any other organization that has one or more of its executive officers serving as a member of our board of directors or Compensation Committee.

INFORMATION ABOUT STOCK OWNERSHIP

The following table provides information as of March 31, 2009 with respect to the beneficial ownership of our common stock by:

•	each person known by us to own beneficially more than 5% of our outstanding shares of common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act and is based on 126,562,038 shares of our common stock outstanding as of March 31, 2009. Amounts under the heading “Right to Acquire” represent shares that may be acquired upon the vesting of restricted stock units within 60 days of March 31, 2009 or the exercise of stock options that are currently exercisable or exercisable within 60 days of March 31, 2009. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or restricted stock units held by that person that are currently exercisable within 60 days of March 31, 2009 are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is c/o Art Technology Group, Inc., One Main Street, Cambridge, Massachusetts 02142.

	Shares Beneficially Owned
			Right to
Name	Outstanding		Acquire(6)	Total	Percent(7)

FMR LLC	14,933,513	(4)	—	14,933,513	11.8%
Wellington Management Company, LLP	8,963,400	(5)	—	8,963,400	7.1%
Robert D. Burke	165,168		1,677,500	1,842,668	1.4%
Michael A. Brochu	48,864		951,947	1,000,811	*
Kenneth Z. Volpe	38,522		483,141	521,663	*
Barry E. Clark	20,632		438,125	458,757	*
Ilene H. Lang(1)	259,340		134,345	393,685	*
Julie M.B. Bradley	17,686		273,438	291,124	*
Phyllis S. Swersky	128,390		179,345	307,735	*
John R. Held	126,190		159,345	285,535	*
David B. Elsbree(2)	155,006		109,253	264,259	*
Daniel C. Regis(3)	61,510		177,840	239,350	*
Mary E. Makela	73,690		159,345	233,035	*
Louis R. Frio Jr.	32,127		116,249	148,376	*
All current directors and executive officers as a group (14 persons)	1,173,600		5,297,477	6,471,077	4.9%

*	Less than 1%.

(1)	Includes 175,150 shares held directly by Ms. Lang’s husband and an additional 48,000 shares held in a profit sharing plan in which Ms. Lang’s husband has an indirect and indeterminate beneficial interest.

(2)	Includes 4,000 shares held directly by Mr. Elsbree’s wife.

(3)	Includes 24,000 shares that are held directly by Regis Investments, L.P.

(4)	This disclosure is based on an amendment to Schedule 13G filed with the SEC on February 17, 2009. The Schedule 13G/A was filed on behalf of FMR LLC and Edward C. Johnson 3d, Chairman of FMR LLC, with an address of 82 Devonshire Street, Boston, Massachusetts 02109. The Schedule 13G/A discloses that they had sole power to dispose or to direct the disposition of 14,933,513 shares. These shares are beneficially owned through Fidelity Management and Research Company, Pyramis Global Advisors, LLC and Pyramis Global Advisors Trust Company, wholly owned subsidiaries of FMR LLC, and Fidelity International Limited, a partnership controlled by the Johnson family.

(5)	This disclosure is based on a Schedule 13G filed with the SEC on February 17, 2009. The address of the reporting person is 75 State Street, Boston, Massachusetts 02109. At the time of the filing the reporting person reported that the Schedule 13G was filed by the reporting person in its capacity as a registered investment advisor.

(6)	Shares included in the “Right to Acquire” column consist of shares that may be acquired through the exercise of options or vesting of restricted stock units within 60 days of the date of this table.

(7)	The percent ownership for each stockholder on March 31, 2009 is calculated by dividing (a) the total number of shares beneficially owned by the stockholder by (b) 126,562,038 shares (the number of shares of our common stock outstanding on March 31, 2009) plus any shares acquirable (including stock options exercisable by the stockholder within 60 days after March 31, 2009), and multiplying the result by 100.

OTHER MATTERS

Related Party Transactions

Our Audit Committee reviews and approves all related party transactions required to be disclosed pursuant to applicable SEC rules and discusses with management the business rationale for any such transactions and whether appropriate disclosures have been made.

Compliance with Section 16(a) of The Exchange Act

Section 16(a) of the Securities Exchange Act requires our directors and executive officers and holders of 10% or more of our securities to file reports of holdings and transactions in our equity securities with the SEC. We are also required to identify any such holders who fails to timely file with the SEC any required report relating to ownership or changes in ownership of our equity securities. Based solely upon a review of Forms 3, 4 and 5 filed with the SEC and, in some cases, written representations furnished to us, we believe that for fiscal 2008, our executive officers and directors complied with all applicable Section 16(a) filing requirements, except that a Form 4 that reported a vesting of a restricted stock unit award was inadvertently filed late on behalf of Mr. Andrew Reynolds.

Householding

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver separate copies of our proxy statement and annual report to you if you call us at (617) 386-1000 or write us at Art Technology Group, Inc., One Main Street, Cambridge, Massachusetts 02142, Attention: Secretary. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

ANNEX A

ART TECHNOLOGY GROUP, INC.

1999 EMPLOYEE STOCK PURCHASE PLAN

The 1999 Employee Stock Purchase Plan provides eligible employees of Art Technology Group, Inc., or ATG, and certain of our subsidiaries with opportunities to purchase shares of ATG’s common stock. A total of 500,000 shares of common stock may be issued under the plan.

1.  Administration.   The plan will be administered by ATG’s Board of Directors or by a committee appointed by the Board (all following references to the Board include any committee appointed to administer the plan). The Board will make rules and regulations for the administration of the plan, and its decisions regarding the plan are final. The Board will also designate which subsidiaries may participate in the plan (all following references to ATG include any applicable subsidiaries).

2.  Eligibility.   Section 423 of the Internal Revenue Code of 1986, as amended, and related regulations will govern participation in the plan. Any ATG employee, including any Board member who is an employee, is eligible to participate in the plan, so long as you meet the following requirements:

(a) you are customarily employed by ATG for more than 20 hours a week and for more than five months in a calendar year; and

(b) you are an employee of ATG on the first day of the applicable offering period.

No employee may be granted an option under the plan if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of ATG or any subsidiary. To determine whether you are ineligible under this requirement, we are required to apply the attribution rules of Section 424(d) of the Internal Revenue Code to determine your stock ownership, and all stock which you have a contractual right to purchase, including the stock which you could purchase under the plan, will be treated as stock owned by you.

3.  Participation.   If you are eligible to participate in an offering, you may participate by completing and forwarding a payroll deduction authorization form to our payroll office at least 14 days before the first date for that offering. By signing this form, you will authorize ATG to make a regular payroll deduction from the compensation you receive during the offering period. Compensation means the amount of money reportable on your Federal Income Tax Withholding Statement, also called a W-2 form, excluding overtime, shift premium, incentive or bonus awards (but not excluding incentive and bonus awards paid as part of ATG’s annual bonus program), allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of ATG stock options or stock appreciation rights, and similar items, whether or not shown on your W-2. If you are a salesperson, compensation includes your sales commissions. Unless you file a new form or withdraw from the plan, your deductions and purchases will continue at the same rate for future offerings as long as the plan remains in effect.

4.  Deductions.   We will maintain a payroll deduction account for each participating employee. For any offering, you may authorize a payroll deduction from the compensation you receive during the offering period of between 1% and 10%, in increments of 1%.

5.  Deduction Changes.   You may decrease or discontinue your payroll deduction once during any offering period by filing a new payroll deduction authorization form. However, you may not increase your payroll deduction during an offering period. If you elect to discontinue your payroll deductions during an offering period, you are not required to withdraw your funds; in that case, funds deducted prior to discontinuing your participation will be applied to the purchase of common stock on the last business day of the offering period.

6.  Interest.   Interest will not be paid on the amounts held in payroll deduction accounts.

7.  Withdrawal of Funds.   You may, for any reason and at any time prior to the close of business on the last business day in an offering period, permanently withdraw the balance accumulated in your account and thereby terminate your participation in an offering. Partial withdrawals are not permitted. You may not participate again during the remainder of the offering period, but you may participate in any subsequent offering.

8.  Offerings.   ATG will make one or more offerings to employees to purchase stock under the plan. The Board will determine the start date of each offering. The first offering will begin on the day on which trading of our common stock begins on the Nasdaq National Market. Each offering period will last for six months. During each offering period, payroll deductions will be made, and the deducted money will be held for you to buy common stock at the end of the offering period.

On the first day of each offering period, you will receive an option to buy up to, but no more than, the number of shares of common stock calculated by dividing the closing market price of our common stock on the first day of the offering period into $12,500. This figure is derived from the restriction imposed by the Internal Revenue Code which provides that no employee may be granted an option which permits his rights to purchase stock under this plan and any other employee stock purchase plan (as defined in Section 423(b) of the Internal Revenue Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of the common stock (determined as of the first day of the offering) for each calendar year in which the option is outstanding at any time. The actual number of shares which you will be able to purchase will depend on the amount of money in your payroll deduction account on the last business day of the offering period.

9.  Purchase of Shares.   On the last business day of the offering period, your option will be automatically exercised and your account will be used to buy shares of our common stock at the following purchase price. The purchase price will be 85% of the closing market price of our common stock on either (i) the first business day of the offering period or (ii) the last business day of the offering period, whichever is lower. If no common stock was sold on the first business day or the last business day of the offering period, the price of the common stock for that day will be the reported market price for the next preceding day on which sales were made. Note, however, that the closing price of the common stock on the first business day of the first offering period will equal the initial public offering price.

We will refund to you any balance remaining in your account at the end of an offering period, except that we will carry forward into your account for the following offering any balance which is less than the purchase price of one share of common stock. However, if you elect not to participate in the following offering, we will refund to you the balance in your account.

10.  Evidence of Stock Ownership.   Promptly after the end of each offering period, we will deposit the number of shares of common stock which you have purchased into an account established in your name at a stock brokerage or other financial services firm which we designate. You may ask us to establish this brokerage account either in your name, or in your name and the name of another person of legal age as joint tenants with rights of survivorship.

You are free to sell or otherwise dispose of the shares in this brokerage account at any time. However, for tax purposes, we need to know if you dispose of your shares within the following time periods. Therefore, until you dispose of your shares, you agree to hold your shares in the brokerage account until (a) two years after the beginning of the offering period in which you purchased the shares or (b) one year after the applicable exercise date, whichever comes later. Once these time periods have elapsed, you may move your shares to another stock brokerage or other financial services firm, or you may request that we issue you a stock certificate.

11.  Rights on Retirement, Death or Termination of Employment.   Your participation in the plan will terminate if:

•	your employment terminates;

•	you retire;

•	you die;

•	the subsidiary which you work for is no longer an ATG subsidiary; or

•	you are transferred to an ATG subsidiary which does not participate in the plan.

If your participation in the plan terminates, we will not make a payroll deduction from any pay due and owing to you at the time of termination and we will refund the balance in your account to you. In the event of your death, we will refund the balance in your account:

(a) to a beneficiary previously designated in a revocable notice signed by you (with any spousal consent required under state law),

(b) if you have not designated a beneficiary, to the executor or administrator of your estate, or

(c) if, to our knowledge, no executor or administrator has been appointed, to such other person(s) as we may designate.

12.  Participants Are Not Stockholders.   Neither participation in the plan nor making deductions from your pay make you a stockholder. You are not a stockholder of any shares under the plan until those shares have been bought by you and added to your brokerage account.

13.  Rights Are Not Transferable.   You cannot transfer your rights under the plan except through a will or the laws of descent and distribution. During your lifetime, only you may exercise your rights under the plan.

14.  Application of Funds.   We are allowed to combine the funds received from you or held by ATG under the plan with other corporate funds, and we may use the funds for any corporate purpose while we hold the funds.

15.  Adjustment in Case of Changes Affecting Common Stock.   If there is a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar event or change in ATG’s capitalization, or if any distribution, other than a normal cash dividend, is made to holders of common stock, we will proportionately adjust all share and purchase price numbers under the plan, and we may make any other adjustment that the Board determines is fair. If any other change occurs which affects the common stock, the Board will determine a fair adjustment.

16.  Merger.   ATG could merge or consolidate with another corporation. Continuity of control would be deemed to occur if the holders of ATG stock immediately prior to the merger or consolidation continue to hold at least 80% by voting power of the stock of the surviving corporation. If there is continuity of control and you are participating in the plan, at the next exercise date you will be entitled to receive, for each share of ATG stock for which your option was exercised, the securities or property which a holder of one share of common stock was entitled to receive in the merger or consolidation.

If there is no continuity of control, or if there is a sale of all or substantially all of ATG’s assets, the Board will terminate the plan as of the effective date of such a transaction, as long as notice of the cancellation is given to each participating employee. You will then have the right to receive shares of our common stock based on the payroll deductions credited to your account as of a date determined by the Board, which will not be less than ten (10) days preceding the effective date of the transaction.

17.  Amending the Plan.   The Board may amend the plan at any time in any way, except that (a) if Section 423 of the Internal Revenue Code requires that the stockholders approve the amendment, the amendment will not be effective until the stockholders approve it, and (b) the Board may not make an amendment which would cause the plan to fail to comply with Section 423 of the Internal Revenue Code.

18.  Insufficient Shares.   If the total number of shares which all participating employees elect to purchase under an offering, plus the number of shares purchased under previous offerings, exceeds the maximum number of shares issuable under the plan, the Board will allot the shares available on a pro rata basis.

19.  Termination of the Plan.   The Board may terminate the plan at any time. If the plan is terminated, we will promptly refund the amount in your account.

20.  Governmental Regulations.   Our obligation to sell and deliver common stock under the plan is subject to listing on a national stock exchange or quotation on the Nasdaq National Market and the approval of all government authorities required in connection with the authorization, issuance or sale of this stock.

21.  Governing Law.   The plan is governed by Delaware law, except to the extent that federal law preempts Delaware law.

22.  Issuance of Shares.   We may issue the shares from authorized but unissued common stock, from shares held in ATG’s treasury, or from any other proper source.

23.  Effective Date.   The plan will take effect when the initial public offering becomes effective.

Adopted by the Board of Directors
on May 10, 1999

Approved by the stockholders
on June 18, 1999

Amendment No. 1 to the
Art Technology Group, Inc.
1999 Employee Stock Purchase Plan (“Plan”)

1. In the first unnumbered paragraph of the Plan, the sentence “A total of 500,000 shares of common stock may be issued under the plan” shall be replaced by the following:

“A total of 3,000,000 shares of common stock may be issued under the plan.”

2. Section 3 of the Plan is replaced in its entirety by the following:

“3.  Participation.   If you are eligible to participate in an offering, you may participate by completing and submitting an online authorization form to our payroll office at least 14 days before the first date for that offering. By submitting this authorization, you will authorize ATG to make a regular payroll deduction from the compensation you receive during the offering period. Compensation means the amount of money reportable on your Federal Income Tax Withholding Statement, also called a W-2 form, excluding overtime, shift premium, incentive or bonus awards (but not excluding incentive and bonus awards paid as part of ATG’s annual bonus program), allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of ATG stock options or stock appreciation rights, and similar items, whether or not shown on your W-2. If you are a salesperson, compensation includes your sales commissions. Unless you submit a new online form or withdraw from the plan, your deductions and purchases will continue at the same rate for future offerings as long as the plan remains in effect.”

3. The first sentence of Section 5 of the Plan is hereby modified to read as follows:

“You may discontinue but not change the amount of your payroll deduction once during any offering period by means of the then-current method of online authorization.”

4. The first sentence of section 7 is hereby replaced with the following:

“You may, for any reason and at any time prior to the close of business on the last day of the last payroll in an offering period, permanently withdraw the balance accumulated in your account and thereby terminate your participation in an offering.”

5. The fourth sentence of the first paragraph of section 8 of the Plan shall be changed to read as follows:

“Each offering period will last for three months.”

6. The first sentence of the second paragraph of section 8 shall be replaced with the following:

“On the first day of each offering period, you will receive an option to buy up to, but no more than, the number of shares of common stock calculated by dividing the closing market price of our common stock on the first day of the offering period into $6,250.”

Adopted by the Board of Directors
on March 20, 2002 and June 13, 2002

Approved by the stockholders
(only as to paragraph 1)
on May 19, 2002

Amendment No. 2 to the
Art Technology Group, Inc.
1999 Employee Stock Purchase Plan (“Plan”)

1. In the first unnumbered paragraph of the Plan, the sentence “A total of 3,000,000 shares of common stock may be issued under the plan” shall be replaced by the following:

“A total of 5,000,000 shares of common stock may be issued under the plan.”

Adopted by the Board of Directors
on March 24, 2003

Approved by the stockholders
on May 21, 2003

Amendment No. 3 to the
Art Technology Group, Inc.
1999 Employee Stock Purchase Plan (the “Plan”)

1. Section 4 of the Plan is replaced in its entirety by the following:

“4. Deductions.  We will maintain a payroll deduction account for each participating employee. For any offering, you may authorize a payroll deduction from the compensation you receive during the period of between 1% and 5%, in increments of 1%.”

Adopted by the Board of Directors
on April 4, 2005

Amendment No. 4 to the
Art Technology Group, Inc.
1999 Employee Stock Purchase Plan (the “Plan”)

1. In the first unnumbered paragraph of the Plan, the sentence “A total of 5,000,000 shares of common stock may be issued under the plan” shall be replaced by the following:

“A total of 6,500,000 shares of common stock may be issued under the plan.”

2. Section 4 of the Plan is replaced in its entirety by the following:

“4. Deductions.  We will maintain a payroll deduction account for each participating employee. For any offering, you may authorize a payroll deduction from the compensation you receive during the period of between 1% and 10%, in increments of 1%.”

3. The second paragraph of Section 10 is replaced in its entirety by the following:

“You may not sell or otherwise dispose of the shares acquired in an offering for a period of ninety (90) days after the applicable purchase date. Thereafter, you are free to sell or otherwise dispose of the shares in this brokerage account at any time. However, for tax purposes, we need to know if you dispose of your shares within the following time periods. Therefore, until you dispose of your shares, you agree to hold your shares in the brokerage account until (a) two years after the beginning of the offering period in which you purchased the shares or (b) one year after the applicable exercise date, whichever comes later. Once these time periods have elapsed, you may move your shares to another stock brokerage or other financial services firm, or you may request that we issue you a stock certificate.”

Adopted by the Board of Directors
on April 4, 2006

Approved by the stockholders
(only as to paragraph 1)
on May 26, 2006

Amendment No. 5 to the
Art Technology Group, Inc.
1999 Employee Stock Purchase Plan (the “Plan”)

1. In the first unnumbered paragraph of the Plan, the sentence “A total of 6,500,000 shares of common stock may be issued under the plan” shall be replaced by the following:

“A total of 8,000,000 shares of common stock may be issued under the plan.”

Adopted by the Board of Directors
(subject to stockholder approval)
on April 21, 2009

Art Technology Group, Inc.

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 20, 2009.

Vote by Internet • Log on to the Internet and go to www.investorvote.com/artg • Follow the steps outlined on the secured website.

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card	C0123456789	12345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Class 1 Directors:	For	Withhold		For	Withhold
+
01 - John R. Held	☐	☐	02 - Phyllis S. Swersky	☐	☐

	For	Against	Abstain		For	Against	Abstain

2. Amendment of our 1999 Employee Stock Purchase Plan.	☐	☐	☐	3. Ratification of Appointment of Independent Registered Public Accounting Firm.	☐	☐	☐

B Non-Voting Items
Change of Address — Please print new address below.	Meeting Attendance	☐
Mark box to the right if you plan to attend the Annual Meeting.
C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your name is printed on this proxy. When signing as attorney-in-fact, executor, administrator, trustee, guardian or custodian, or in any other representative capacity, please write title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Art Technology Group, Inc.

The Board of Directors Of Art Technology Group, Inc. Is Soliciting This Proxy
The undersigned owns shares of common stock of Art Technology Group, Inc. (the “Company”). The Company’s 2009 Annual Meeting of Stockholders will be held on Wednesday, May 20, 2009 beginning at 10:00 a.m., local time, at the offices of Foley Hoag LLP, Seaport World Trade Center West, 155 Seaport Boulevard, Boston, Massachusetts 02210. The undersigned appoints each of Robert D. Burke and Julie M.B. Bradley acting singly, with the power of substitution to each, as attorney, agent and proxy to vote all shares of common stock that the undersigned is entitled to vote, at the meeting and at any adjournment or postponement of the meeting.
The individuals named above will vote these shares as directed by the undersigned on this proxy.
IF NO PROPER VOTING INSTRUCTIONS ARE GIVEN, THE INDIVIDUALS NAMED ABOVE WILL VOTE THE SHARES OF THE UNDERSIGNED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE OF THIS PROXY AS DIRECTOR OF THE COMPANY AND FOR THE RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND FOR THE AMENDMENT OF OUR 1999 EMPLOYEE STOCK PURCHASE PLAN.
If any other matters are properly presented for consideration at the meeting, the individuals named above will have the discretion to vote these shares on those matters.
(Items to be voted appear on reverse side.)